UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2007

P&F INDUSTRIES, INC.

(Exact Name of Company as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Reference is made to Item 2.01 and Item 2.03 below which is hereby incorporated herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On February 14, 2007, pursuant to an Asset Purchase Agreement effective as of February 12, 2007, Hy-Tech Machine, Inc., a Delaware corporation (“Purchaser”), an indirect subsidiary of P&F Industries, Inc. (the “Company”), acquired substantially all of the assets (the “Purchased Property”) of Hy-Tech Machine, Inc., a Pennsylvania corporation, and Quality Gear & Machine, Inc., a Pennsylvania corporation (collectively, the “Sellers”). The purchase price consisted of $16,900,000 in cash, assumption of certain payables and liabilities and the obligation to make certain contingent payments based on factors described in the Asset Purchase Agreement.  The Purchased Property was used by the Sellers in the business of, among other things, manufacturing and selling pneumatic tools and other tool products.

In connection with this acquisition, the Purchaser contemporaneously entered into an Agreement of Sale (“Agreement of Sale”) with HTM Associates, a Pennsylvania general partnership comprised of certain shareholders of the Sellers (“HTM”), pursuant to which the Purchaser purchased certain real property located in Cranberry Township, Pennsylvania from HTM for $2,200,000 in cash.

The descriptions of the Asset Purchase Agreement and the Agreement of Sale and the transactions contemplated thereby are qualified in their entirety by reference to the Asset Purchase Agreement and the Agreement of Sale filed as Exhibits 2.1 and 2.2 hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company

Contemporaneously with the acquisition referred to in Item 2.01 hereof, the Company executed and delivered Amendment No. 7 to Credit Agreement (“Amendment”) to Citibank, N.A. and HSBC Bank USA, National Association (collectively, the “Lenders”) that modified the Credit Agreement dated June 30, 2004 by and among the Company, the Lenders, Citibank, N.A. as Administrative Agent (the “Administrative Agent”) and the following subsidiaries of the Company: Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc., Green Manufacturing, Inc., Countrywide Hardware, Inc., Nationwide Industries, Inc., Woodmark International, L.P., Pacific Stair Products Inc., WILP Holdings, Inc. (collectively, the “Co-Borrowers”). The Amendment, among other things, adds Continental Tool Group, Inc. and Purchaser as Co-Borrowers and provides for new term loans in amounts not to exceed $19,000,000. The principal on the new term loan notes are payable in 25 consecutive quarterly installments of $760,000, commencing on January 31, 2008. From the date of the Amendment through January 31, 2008, monthly payments shall be made of interest only. The Company and the Co-Borrowers have the option to pay interest at a rate based on either the fluctuating prime rate of the Administrative Agent, LIBOR or a combination of the two rates. The new term loan notes shall mature on January 31, 2014. The Amendment also provides for the amendment and restatement of certain existing term loan notes.

The descriptions of the Amendment, the amended and restated term notes and the new term loan notes are qualified in their entirety by reference to the Amendment, the Amended and Restated Term Notes and the New Term Loan Notes filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto.

Item 7.01.	Regulation FD Disclosure

On February 14, 2007, the Company issued a press release (the “Press Release”) announcing the entering into of the Asset Purchase Agreement described in Item 2.01 above.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(a) (b)	Financial Statements of Businesses Acquired and Pro forma Financial Information.

The financial statements and pro forma information required to be filed with this Current Report on Form 8-K (the “Report”) will, in accordance with Item 9 thereto, be filed by an amendment to this Report within 71 calendar days after February 21, 2007, the date that this initial Report must be filed.

(d)	Exhibits.

2.1	Asset Purchase Agreement, dated as of February 12, 2007, by and among the Sellers, HTM, Robert H. Ober, Elizabeth Smail, James J. Browne, Daniel Berg, James Hohman and Hy-Tech.(1)

2.2	Agreement of Sale dated as of February 12, 2007, by and among HTM and the Purchaser.(1)

10.1

Amendment No. 7 to Credit Agreement dated February 12, 2007, by and among the Company, the Co-Borrowers, the Purchaser, Continental Tool Group, Inc., the Lenders and Citibank, N.A. as Administrative Agent.

10.2

Second Amended and Restated Term Loan Note dated February 12, 2007, by and among the Company, the Co-Borrowers, the Purchaser, Continental Tool Group, Inc. and Citibank, N.A., in the amount of $8,840,000.

10.3

Second Amended and Restated Term Loan Note dated February 12, 2007, by and among the Company, the Co-Borrowers, the Purchaser, Continental Tool Group, Inc. and HSBC Bank USA, National Association, in the amount of $4,760,000.

10.4	New Term Loan Note dated February 12, 2007, by and among the Company, the Co-Borrowers, the Purchaser, Continental Tool Group, Inc., and Citibank, N.A., in the amount of $12,350,000.

10.5

New Term Loan Note dated February 12, 2007, by and among the Company, the Co-Borrowers, the Purchaser, Continental Tool Group, Inc. and HSBC Bank USA, National Association, in the amount of $6,650,000.

99.1	Press Release, dated February 14, 2007, issued by the Company.

(1) Pursuant to Rule 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing.  The Registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

Date: February 21, 2007
	By:	/s/ JOSEPH A. MOLINO, JR.
Joseph A. Molino, Jr.
Vice President,
Chief Operating Officer and
Chief Financial Officer

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